Exhibit 99.1
AWH ANNOUNCES Q2 2023 FINANCIAL RESULTS
Reported Record Quarterly Revenue
Achieved $123.0M Net Revenue in Q2 2023, a 26.1% Increase Year-Over-Year and 7.7% Increase Quarter-Over-Quarter
Generates Positive Cash from Operations for Second Consecutive Quarter
NEW YORK, NY, August 8, 2023 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company” or “Ascend”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the three months ending June 30, 2023 (“Q2 2023”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q2 2023 Financial Highlights
•Gross revenue increased 28.4% year-over-year and 7.0% quarter-over-quarter to $151.0 million.
•Net revenue, which excludes intercompany sales of wholesale products, increased 26.1% year-over-year and 7.7% quarter-over-quarter to $123.0 million.
•Retail revenue increased 18.9% year-over-year and 8.6% quarter-over-quarter to $89.9 million.
•Gross wholesale revenue increased 45.3% year-over-year and 4.7% quarter-over-quarter to $61.2 million. Wholesale revenue, net of intercompany sales, increased 51.0% year-over-year and 5.4% quarter-over-quarter to $33.1 million.
•Net income of $0.8 million during the quarter represented an improvement compared to a net loss of $21.2 million in Q2 2022 and $18.5 million in Q1 2023.
•Adjusted EBITDA1 was $21.3 million, representing a 17.3% margin. Adjusted EBITDA increased 2% and margins declined 409 basis points year-over-year. Margins declined 308 basis points quarter-over-quarter.
•As of June 30, 2023, cash and cash equivalents were $68.0 million and net debt2 was $241.8 million.
•Generated $25.4 million of cash flows from operations, representing the second quarter in a row of positive operating cash flow. This included a benefit from the recognition of a $22.8 million employee retention tax credit (“ERTC”), of which $17.5 million was collected and then returned to a lender as debt repayment of an advance previously received. Excluding this inflow, cash flows from operations would have been nearly $8 million.
1    Adjusted EBITDA/margin and Adjusted Gross Profit/margin are a non-GAAP financial measures. Please see the “GAAP Reconciliations” at the end of this release.
2    Total debt less cash and cash equivalents less unamortized deferred financing costs.

Business Highlights
•During the quarter, the Company announced it appointed John Hartmann as permanent Chief Executive Officer of the Company effective May 15th, 2023.
•During the quarter, the Company opened its ninth dispensary in Illinois, in Tinley Park. This is the Company’s first retail outlet store in the state of Illinois.
•During the quarter, the Company closed the acquisition of four dispensaries in Maryland, marking AWH’s expansion to a seventh state with a total of 31 operating dispensaries across all seven states.
•Subsequent to the quarter, on July 1st, the Company commenced adult-use sales at four dispensaries in Maryland.
Management Commentary
“I am proud of the Company for achieving another quarter of record revenue and cash generation, fueled by growth across both our retail and wholesale businesses,” said Abner Kurtin, Executive Chairman. “We were able to deliver a meaningful 26% revenue increase compared to last year and an 8% increase compared to the prior quarter.”
John Hartmann, Chief Executive Officer, commented, “With the team’s strong performance in the quarter, we remain optimistic about the future of the business and continue to see substantial growth across all areas, particularly in our retail outlet model. As we expand our presence into Maryland's adult-use market and closely monitor Ohio's upcoming recreational cannabis ballot, we are confident in Ascend's continued success and potential for further growth.”
Dan Neville, Chief Financial Officer, added, “Our dedication to producing cash flow is evident as we generated nearly $8 million in cash from operations, excluding the receipt of the ERTC, and approached being free cash flow positive for the quarter. Further, we remain on track to generate cash from operations for the full year, marking a significant milestone in the Company's journey to self-sufficiency.”
Q2 2023 Financial Overview
Net revenue increased 7.7% quarter-over-quarter, driven by growth in both the retail and wholesale businesses.
Total retail revenue in the second quarter of 2023 was $89.9 million, which represents an 8.6% increase compared to the prior quarter and was driven by the full quarter benefit of the New Bedford, MA and Century, MI dispensaries, the opening of the Tinley Park, IL dispensary, and the acquisition of four dispensaries in Maryland.
Gross wholesale revenue was $61.2 million, a 4.7% sequential increase, driven by increases in revenue in New Jersey, Massachusetts, Michigan, and Pennsylvania, partially offset by declines in Illinois and Ohio. Net wholesale revenue, excluding intercompany sales, increased 5.4% sequentially to $33.1 million, driven by increases in third party wholesale sales in New Jersey and Massachusetts, partially offset by declines in Illinois, Michigan, and Ohio.
Q2 2023 gross profit was $28.3 million, or 23.0% of revenue, compared to $35.7 million, or 31.3% of revenue, in the prior quarter. Q2 2023 Adjusted Gross Profit1 was $44.9 million, or 36.5% of revenue, compared to $47.6 million, or 41.7% of revenue, in the prior quarter. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 margin decreased 516 basis points sequentially driven by lower gross profit in Illinois retail and wholesale and New Jersey wholesale.
Total Q2 2023 general and administrative (“G&A”) expenses were $36.3 million, compared to $35.4 million in the prior quarter. Total G&A expenses as a percentage of revenue improved from 31.0% of revenue in the prior quarter to 29.5% of revenue as the Company leveraged existing infrastructure, absorbed incremental revenue from the acquisition of four dispensaries in Maryland without meaningful incremental costs, and continued to optimize the organizational structure.
Net income in the second quarter of 2023 was $0.8 million, which was driven by the recognition of the $22.8 million ERTC.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time or non-recurring in nature, was $21.3 million in Q2 2023. This represents an 8.5% decrease quarter-over-quarter driven by the aforementioned gross profit declines in the New Jersey wholesale and Illinois retail and wholesale businesses. Adjusted EBITDA Margin1 of 17.3% represented a 308 basis point decrease compared to the prior quarter.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the United States Securities and Exchange Commission (“SEC”), including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on August 8, 2023 at 6:00 p.m. ET to discuss its financial results for the quarter ended June 30, 2023. The conference call may be accessed by dialing (888) 390-0605. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://www.awholdings.com/investors and will be archived for replay.

About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated multi-state cannabis operator with licenses and assets in Illinois, Maryland, Massachusetts, Michigan, New Jersey, Ohio, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Simply Herb, Ozone, and Ozone Reserve branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s second quarter 2023 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedarplus.ca.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking information and statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking information and statements. We caution investors that any such forward-looking statements and information are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.
Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR at www.sedarplus.ca and with the SEC on its profile on EDGAR at www.sec.gov. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information or statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Contacts
Chief Financial Officer
Daniel Neville
(617) 453-4042 ext. 90102
Investor Contact
Rebecca Koar
IR@awholdings.com

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenue, net	$122,988	$97,499	$237,164	$182,589
Cost of goods sold	(94,669)	(64,531)	(173,141)	(126,174)
Gross profit	28,319	32,968	64,023	56,415
Operating expenses
General and administrative expenses	36,304	33,573	71,753	66,800
Settlement expense	—	—	—	5,000
Total operating expenses	36,304	33,573	71,753	71,800
Operating loss	(7,985)	(605)	(7,730)	(15,385)

Other income (expense)
Interest expense	(10,481)	(9,246)	(19,456)	(15,277)
Other, net	24,044	151	24,309	254
Total other income (expense)	13,563	(9,095)	4,853	(15,023)
Income (loss) before income taxes	5,578	(9,700)	(2,877)	(30,408)
Income tax expense	(4,737)	(11,472)	(14,754)	(18,579)
Net income (loss)	$841	$(21,172)	$(17,631)	$(48,987)

Net income (loss) per share attributable to Class A and Class B common stockholders — basic and diluted	$—	$(0.11)	$(0.09)	$(0.27)
Weighted-average common shares outstanding — basic and diluted	195,650	185,308	192,068	178,898

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$25,397	$(10,260)	$31,175	$(20,505)
Cash flows from investing activities
Additions to capital assets	(8,157)	(22,228)	(4,715)	(32,442)
Investments in notes receivable	(13,854)	(390)	(14,585)	(1,390)
Collection of notes receivable	82	82	164	164
Proceeds from sale of assets	15,000	3,825	15,000	39,225
Acquisition of businesses, net of cash acquired	(11,857)	—	(19,857)	(24,890)
Purchases of intangible assets	(471)	(29,009)	(943)	(29,009)
Net cash used in investing activities	(19,257)	(47,720)	(24,936)	(48,342)
Cash flows from financing activities
Proceeds from issuance of common stock in private placement, net of offering expenses	7,000	—	7,000	—
Proceeds from issuance of debt	—	65,000	—	65,000
Repayments of debt	(18,306)	(669)	(19,092)	(1,455)
Repayments under finance leases	(84)	—	(147)	—
Debt issuance costs	—	(4,655)	—	(4,686)
Taxes withheld under equity-based compensation plans, net	—	(4,942)	(100)	(4,942)
Net cash (used in) provided by financing activities	(11,390)	54,734	(12,339)	53,917
Net decrease in cash, cash equivalents, and restricted cash	(5,250)	(3,246)	(6,100)	(14,930)
Cash, cash equivalents, and restricted cash at beginning of period	73,296	143,797	74,146	155,481
Cash, cash equivalents, and restricted cash at end of period	$68,046	$140,551	$68,046	$140,551

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$68,046	$74,146
Inventory	89,552	97,532
Other current assets	55,545	27,065
Property and equipment, net	267,117	279,860
Operating lease right-of-use assets	130,331	108,810
Intangible assets, net	220,730	221,093
Goodwill	48,288	44,370
Other noncurrent assets	19,951	19,284
Total Assets	$899,560	$872,160

Total current liabilities	$124,653	$110,949
Long-term debt, net	300,784	319,297
Operating lease liabilities, noncurrent	260,463	229,816
Other noncurrent liabilities	47,705	48,683
Total stockholders’ equity	165,955	163,415
Total Liabilities and Stockholders’ Equity	$899,560	$872,160

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, start-up costs included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity-based compensation; equity-based compensation included in cost of goods sold; start-up costs; start-up costs included in cost of goods sold; transaction-related and other non-recurring expenses; litigation settlement; and gain or loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Gross Profit	$28,319	$32,968	$64,023	$56,415
Depreciation and amortization included in cost of goods sold	8,503	3,953	14,830	6,896
Equity-based compensation included in cost of goods sold	1,931	3,167	1,981	7,162
Start-up costs included in cost of goods sold(1)	—	4,248	1,570	8,171
Non-cash inventory adjustments(2)	6,172	112	10,114	2,316
Adjusted Gross Profit	$44,925	$44,448	$92,518	$80,960
Adjusted Gross Margin	36.5%	45.6%	39.0%	44.3%
(1)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities.
(2)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Net income (loss)	$841	$(21,172)	$(17,631)	$(48,987)
Income tax expense	4,737	11,472	14,754	18,579
Other, net	(24,044)	(151)	(24,309)	(254)
Interest expense	10,481	9,246	19,456	15,277
Depreciation and amortization	15,543	7,010	29,262	12,685
Non-cash inventory adjustments(1)	6,172	112	10,114	2,316
Equity-based compensation	4,129	7,055	7,134	13,554
Start-up costs(2)	278	5,364	2,805	10,124
Transaction-related and other non-recurring expenses(3)	2,971	2,027	3,273	8,221
Loss (gain) on sale of assets	216	(72)	(226)	746
Litigation settlement	—	—	—	5,000
Adjusted EBITDA	$21,324	$20,891	$44,632	$37,261
Adjusted EBITDA Margin	17.3%	21.4%	18.8%	20.4%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities. Also includes other one-time or non-recurring expenses, as applicable.
(3)Legal and professional fees associated with litigation matters, potential acquisitions, and other regulatory matters and other non-recurring expenses. The three and six months ended June 30, 2023 includes a fair value adjustment related to an acquisition earn-out of $497 and $988, respectively, and also includes a $1,804 reserve on a note receivable.